Exhibit 99.1

Sana Biotechnology Reports Second Quarter 2025 Financial Results and Business Updates

Presented positive 6-month clinical results of ongoing type 1 diabetes study showing that hypoimmune-modified pancreatic islet cells transplanted without immunosuppression overcome immune recognition, while continuing to function and persist with stable C-peptide

New England Journal of Medicine published positive 12-week clinical results of the type 1 diabetes study

Recent FDA INTERACT meeting increases confidence in moving forward with GMP master cell bank for SC451 and in filing SC451 Investigational New Drug Application (IND) as early as 2026

Expect to file IND for SG299 in a B-cell related disease as early as 2026

Enrolling patients in the GLEAM trial for SC291 in B-cell mediated autoimmune diseases and VIVID trial for SC262 in relapsed/refractory B-cell malignancies; expect to report clinical data from both studies in 2025

Raised aggregate gross proceeds of approximately $105 million from sales of common stock through Sana’s at-the-market offering facility (ATM) and equity financing in July and August 2025; expected cash runway into the second half of 2026

Q2 2025 cash position of $72.7 million and pro forma Q2 2025 cash position of $177.2 million including gross proceeds from sales of common stock through the ATM and equity financing in July and August 2025

SEATTLE — August 11, 2025 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the second quarter 2025.

“We are pleased with the progress with the type 1 diabetes program, including recent FDA feedback on our HIP-edited GMP master cell bank and non-clinical testing plan for SC451, positive UP421 6-month clinical results presented at an invited talk at the American Diabetes Association Annual Meeting and World Transplant Congress 2025, and UP421 3-month clinical results published in the New England Journal of Medicine,” said Steve Harr, Sana’s President and Chief Executive Officer. “Type 1 diabetes affects over 9 million people worldwide, and we are positioned to deliver on our goal of a broadly accessible single treatment with no immunosuppression leading to long-term normal blood glucose without exogenous insulin in patients with type 1 diabetes. We expect to file the IND for SC451 as early as next year, and we also look forward to continuing progress in the rest of our pipeline. We have raised over $100 million in new capital since the end of the second quarter,strengthening our balance sheet and allowing us to continue to invest appropriately in moving our pipeline forward.”

Recent Corporate Highlights

Announced positive results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with hypoimmune platform (HIP) technology, into a patient with type 1 diabetes without the use of any immunosuppression.

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UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial is to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells transplanted into type 1 diabetes patients without the use of any immunosuppression. The trial is being conducted under a clinical trial authorization at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.
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Results of the study through 6 months after cell transplantation demonstrate the survival and function of pancreatic beta cells as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increase with a mixed meal tolerance test during testing at these timepoints, consistent with insulin secretion in response to a meal. 12-week PET-MRI scanning also demonstrated islet cells at the transplant site. The study identified no safety issues, and the HIP-modified islet cells evaded immune detection.
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Announced that the New England Journal of Medicine published a journal article titled “Survival of Transplanted Allogeneic Beta Cells with No Immunosuppression” (DOI: 10.1056/NEJMoa2503822). The article discusses 12-week results from this study.

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Sana and Uppsala University Hospital presented 6-month data at the 85th Annual American Diabetes Association (ADA) Scientific Sessions and the World Transplant Congress 2025, and expect to report additional data from the IST, including longer-term follow-up, as the year progresses.

Advancing our pipeline across multiple indications and modalities:

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Type 1 Diabetes – The clinical study of gene-modified primary islet cells (UP421) continues to evaluate safety, survival, and function of these cells. Sana continues pre-clinical development of SC451, an O-negative, HIP-modified, iPSC-derived pancreatic islet cell therapy, and a recent FDA INTERACT meeting increases our confidence in moving forward with our HIP-edited master cell bank for GMP manufacturing and our non-clinical testing plan.
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Sana expects to file an IND for SC451 as early as 2026.
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Allogeneic CAR T cells – Sana is enrolling patients in both the GLEAM and VIVID trials and expects to share data in 2025.
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The GLEAM trial is a Phase 1 study evaluating SC291, a HIP-modified CD19-directed allogeneic CAR T cell therapy, in patients with B-cell mediated autoimmune diseases, including refractory systemic lupus erythematosus and antineutrophil cytoplasmic antibody (ANCA)-associated vasculitis. The VIVID trial is a Phase 1 study evaluating SC262, a HIP-modified CD22-directed allogeneic CAR T cell therapy, in patients with relapsed and/or refractory B-cell malignancies who have received prior CD19-directed CAR T therapy.
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In vivo CAR T cells – SG299, which uses our fusogen platform, allows for cell-specific, in vivo delivery of various payloads. SG299 is a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make CD19-directed CAR T cells while avoiding potentially troublesome delivery to areas such as the liver and gonadal tissue. Sana shared data showing that an SG299 surrogate with another component can lead to deep B-cell depletion in non-human primates without the use of any lymphodepleting chemotherapy. Sana expects to file an IND for SG299 as early as 2026, and we look forward to developing it in a range of B-cell cancers and B-cell mediated autoimmune diseases.

Raised aggregate gross proceeds of approximately $105 million from sales of common stock through Sana’s at-the-market offering facility (ATM) and equity financing in July and August 2025; expected cash runway into the second half of 2026

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Closed public offering in August 2025 of 20.9 million shares of Sana’s common stock and pre-funded warrants to purchase 1.5 million shares of Sana’s common stock. The gross proceeds from this offering were $75.0 million before deducting underwriting discounts and commissions and estimated offering expenses.
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Raised gross proceeds of $29.5 million in July and August 2025 from sales of common stock through Sana’s ATM.

Second Quarter 2025 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of June 30, 2025 were $72.7 million compared to $152.5 million as of December 31, 2024. The decrease of $79.8 million was primarily driven by cash used in operations of $81.8 million.
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Research and Development Expenses: For the three and six months ended June 30, 2025, research and development expenses, inclusive of non-cash expenses, were $29.8 million and $67.0 million, respectively, compared to $60.9 million and $117.3 million for the same periods in 2024. The decreases of $31.1 million and $50.3 million for the three and six months ended June 30, 2025 compared to the same periods in 2024, respectively, were primarily due to lower research, laboratory, and clinical development costs related to the portfolio prioritization announced in the fourth quarter of 2024, lower personnel-related, costs, including non-cash stock-based compensation, a decrease in facility and other allocated costs primarily due to the portfolio prioritization announced in the fourth quarter of 2024, and lower third-party manufacturing costs. Research and development expenses include non-cash stock-based compensation of $4.2 million and $8.8 million, respectively, for the three and six months ended June 30, 2025 and $7.1 million and $13.0 million for the same periods in 2024.
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Research and Development Related Success Payments and Contingent Consideration: For the three and six months ended June 30, 2025, Sana recognized non-cash expenses of $10.3 million and $12.2 million, respectively, compared to a non-cash gain of $27.9 million and a non-cash expense of $10.1 million for the same periods in 2024, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. The value of these potential liabilities fluctuates significantly with changes in Sana’s market capitalization and stock price.

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General and Administrative Expenses: General and administrative expenses for the three and six months ended June 30, 2025, inclusive of non-cash expenses, were $10.3 million and $21.8 million, respectively, compared to $16.4 million and $32.7 million for the same periods in 2024. The decreases of $6.1 million and $10.9 million for the three and six months ended June 30, 2025, respectively, compared to the same periods in 2024 were primarily due to lower personnel-related costs, including non-cash stock-based compensation, due to a decrease in headcount in connection with the portfolio prioritization announced in the fourth quarter of 2024, and decreased legal and consulting fees. General and administrative expenses include non-cash stock-based compensation of $2.4 million and $4.8 million for the three and six months ended June 30, 2025, respectively, compared to $4.3 million and $7.5 million for the same periods in 2024.
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Impairment of Long-Lived Assets: For the three and six months ended June 30, 2025, non-cash impairment of long-lived assets was $44.6 million, compared to zero for the same periods in 2024. The non-cash impairment was primarily related to Sana’s manufacturing facility in Bothell, Washington and certain laboratory and office space in Seattle, Washington. Because of the increased availability of manufacturing capacity at third-party contract development and manufacturing organizations (CDMOs) for cell and gene therapy products as well as progress in understanding our near-term manufacturing needs, we expect to use CDMOs to meet our manufacturing needs at present and have suspended further build-out of our internal manufacturing capabilities.
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Net Loss: Net loss for the three and six months ended June 30, 2025 was $93.8 million, or $0.39 per share, and $143.2 million, or $0.60 per share, respectively, compared to $50.3 million, or $0.21 per share, and $157.8 million, or $0.70 per share, for the same periods in 2024.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the six months ended June 30, 2025 was $79.0 million compared to $104.6 million for the same period in 2024. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023, and the purchase of property and equipment.
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Non-GAAP Net Loss: Non-GAAP net loss for the three and six months ended June 30, 2025 was $38.9 million, or $0.16 per share, and $86.4 million, or $0.36 per share, respectively, compared to $74.2 million, or $0.32 per share, and $143.6 million, or $0.64 per share, for the same periods in 2024. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities, and non-cash impairment losses recorded in 2025.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs and potential indications for its product candidates; expectations with respect to the impact of the FDA INTERACT meeting and feedback and the ability to move forward with the Company’s HIP-edited master cell bank for GMP manufacturing and non-clinical testing plan; the potential ability to deliver on our goal of a broadly accessible single treatment with no immunosuppression leading to long-term normal blood glucose without exogenous insulin in patients with type 1 diabetes; expectations regarding the timing, substance, significance, and impact of data from clinical trials of the Company’s product candidates and technologies and an IST utilizing HIP-modified primary pancreatic islet cells, including expectations for reporting of additional data from the IST; expectations regarding the Company’s cash runway and the potential impact of the Company’s fundraising activities, including with respect to investment in the Company’s pipeline; and statements made by the Company’s President and Chief Executive Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and social disruptions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Quarterly Report on Form 10-Q dated August 11, 2025. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	June 30, 2025	December 31, 2024
	(in thousands)
Cash, cash equivalents, and marketable securities	$72,674	$152,497
Total assets	361,645	501,020
Contingent consideration	117,132	108,968
Success payment liabilities	8,611	4,556
Total liabilities	239,089	250,516
Total stockholders' equity	122,556	250,504

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Operating expenses:
Research and development	$29,761	$60,874	$66,950	$117,322
Research and development related success payments and contingent consideration	10,262	(27,944)	12,219	10,063
General and administrative	10,341	16,442	21,825	32,711
Impairment of long-lived assets	44,611	-	44,611	-
Total operating expenses	94,975	49,372	145,605	160,096
Loss from operations	(94,975)	(49,372)	(145,605)	(160,096)
Interest income, net	577	3,202	1,569	6,236
Other income (expense), net	598	(4,121)	847	(3,906)
Net loss	$(93,800)	$(50,291)	$(143,189)	$(157,766)
Net loss per common share – basic and diluted	$(0.39)	$(0.21)	$(0.60)	$(0.70)
Weighted-average number of common shares – basic and diluted	238,409	234,440	237,996	225,872

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2024	$4,556	$108,968	$113,524
Changes in fair value – expense	93	1,864	1,957
Liability balance as of March 31, 2025	4,649	110,832	115,481
Changes in fair value – expense	3,962	6,300	10,262
Liability balance as of June 30, 2025	$8,611	$117,132	$125,743
Total change in fair value for the six months ended June 30, 2025	$4,055	$8,164	$12,219

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Six Months Ended June 30,
	2025	2024
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$152,497	$205,195
Ending cash, cash equivalents, and marketable securities	72,674	251,643
Change in cash, cash equivalents, and marketable securities	(79,823)	46,448
Cash paid to purchase property and equipment	24	28,901
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(79,799)	75,349
Adjustments:
Net proceeds from issuance of common stock	(254)	(181,029)
Cash paid for personnel-related costs incurred in connection with portfolio prioritizations	1,062	1,110
Operating cash burn – Non-GAAP	$(78,991)	$(104,570)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net loss – GAAP	$(93,800)	$(50,291)	$(143,189)	$(157,766)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	3,962	(24,575)	4,055	8,048
Change in the estimated fair value of contingent consideration(2)	6,300	(3,369)	8,164	2,015
Impairment of long-lived and other assets	44,611	4,069	44,611	4,069
Net loss – Non-GAAP	$(38,927)	$(74,166)	$(86,359)	$(143,634)
Net loss per share – GAAP	$(0.39)	$(0.21)	$(0.60)	$(0.70)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	0.01	(0.11)	0.02	0.03
Change in the estimated fair value of contingent consideration(2)	0.03	(0.02)	0.03	0.01
Impairment of long-lived and other assets	0.19	0.02	0.19	0.02
Net loss per share – Non-GAAP	$(0.16)	$(0.32)	$(0.36)	$(0.64)
Weighted-average shares outstanding – basic and diluted	238,409	234,440	237,996	225,872

(1)
For the three months ended June 30, 2025, the expense related to the Cobalt success payment liability was $3.6 million compared to a gain of $20.7 million for the same period in 2024. For the six months ended June 30, 2025, the expense related to the Cobalt success payment liability was $3.7 million compared to $7.2 million for the same period in 2024 For the three months ended June 30, 2025, the expense related to the Harvard success payment liabilities was $0.4 million compared to a gain of $3.9 million for the same period in 2024. For the six months ended June 30, 2025 the expense related to the Harvard success payment liabilities was $0.4 million compared to $0.8 million for the same period in 2024.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.